SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                          FORM 8-K
                      CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2006


             SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-6658          04-2217279
______________    ____________      __________________
(State or other   (Commission       (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                     70 Orville Drive
                  Bohemia, New York 11716
______________________________________________________
   (Address of principal executive offices)


                       (631) 567-4700
______________________________________________________
Registrant's telephone number, including area code


                       Not Applicable
______________________________________________________
(Former name or former address,
if changed since last report)


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2006, Registrant entered into employment agreements, with Helena R. Santos, its President, Chief Executive Officer and Chief Financial Officer, and Robert P. Nichols, its Executive
Vice President. The agreements replaced employment agreements which were to expire by their terms on December 31, 2006.

The new agreements provide for their continued employment through December 31, 2008 at a base annual salary of $120,000 for Ms. Santos and of $115,000 for Mr. Nichols for the period ending December 31, 2008, each amount representing a $10,000 increase. Each agreement provides for a bonus at the discretion of the Board based in part on results for the 18-month period ending June 30, 2008. The other terms of the new agreements are substantially the same as the replaced agreements, including (i) the determination of the base salary for the last year of the term at the discretion of the Board but not less than the prior year's base salary; (ii) an 18-month post-termination noncompete covenant; and (iii) insurance policies for the benefit of Registrant on the lives of Ms. Santos and Mr. Nichols at the principal amounts of $500,000 and $250,000, respectively.


ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits


Exhibit No.		Exhibit
___________		_______
10A-1	            Copy of Employment Agreement between Registrant and
Helena R. Santos dated as of December 29, 2006.

10A-2	            Copy of Employment Agreement between Registrant and
Robert P. Nichols dated as of December 29, 2006.









                       SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SCIENTIFIC INDUSTRIES, INC.
                                        (Registrant)


Date:	December 29, 2006
						    By: /s/ Helena R. Santos
                                        ________________________
						    Helena R. Santos,
						    President and Chief Executive
 						    Officer